UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

PRIME MEDICINE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below in exhibit required by Item 25(b) Exchange Act Rules 14a-6(i)(14) and 0-11.

PRIME MEDICINE, INC.
60 First Street
Cambridge, MA 02141
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2025
We are pleased to notify you that we will hold the 2025 annual meeting of our stockholders (the “Annual Meeting”) on June 4, 2025, at 2:00 p.m., Eastern Time, in a virtual meeting format, which will be conducted via live webcast. You may attend the Annual Meeting online, vote your shares electronically and submit questions by visiting www.virtualshareholdermeeting.com/PRME2025.
The Annual Meeting will be held for the following purposes:
1.To elect Thomas Cahill, M.D., Ph.D. and Robert Nelsen as Class III Directors, each to serve until the 2028 annual meeting of our stockholders, and until his respective successor shall have been duly elected and qualified, or until his earlier death, resignation or removal;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments, and postponements thereof.
Our Board of Directors has established the close of business on April 8, 2025 as the “record date” for the Annual Meeting. This means that you are entitled to notice of, and to vote at, the Annual Meeting or any continuations, adjournments, and postponements thereof if our stock records show that you owned our common stock at that time.
Under the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to stockholders over the Internet under the “notice and access” approach, we have elected to make our proxy materials available to our stockholders over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), instead of a paper copy of the accompanying proxy statement for the Annual Meeting and our annual report to our stockholders for the fiscal year ended December 31, 2024 (“2024 Annual Report”). This method allows us to provide our stockholders with the information they need on a more timely basis, while at the same time conserving natural resources and lowering the costs of printing and delivering our proxy materials. On or about April 22, 2025, we will commence sending to our stockholders the Notice, containing instructions on how to access our proxy statement for the Annual Meeting and our 2024 Annual Report online. The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail if desired.
Whether you plan to attend the Annual Meeting or not, it is important that your shares be represented. You may vote over the Internet, via telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend. You will need the 16-digit control number included with the Notice, on your proxy card or the instructions that accompany your proxy materials to attend the Annual Meeting virtually via the Internet. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the Annual Meeting.

Thank you for your continued support of Prime Medicine, Inc.
By Order of the Board of Directors,

/s/ Keith Gottesdiener
Keith Gottesdiener
President, Chief Executive Officer, and Director

April 22, 2025
Cambridge, Massachusetts

PRIME MEDICINE, INC.
60 First Street
Cambridge, MA 02141
PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 4, 2025
The Board of Directors of Prime Medicine, Inc. (the “Board of Directors,” “Board,” or “our Board”) is soliciting proxies from stockholders for its use at the 2025 annual meeting of our stockholders (the “Annual Meeting”), and at any continuation, postponement, or adjournment of that meeting. The Annual Meeting is scheduled to be held on June 4, 2025, at 2:00 p.m., Eastern Time, in a virtual meeting format, which will be conducted via live webcast at www.virtualshareholdermeeting.com/PRME2025.
In this proxy statement, “we,” “our,” “us,” the “Company,” and “Prime” refer to Prime Medicine, Inc. and, where appropriate, our subsidiary.
On or about April 22, 2025, we will commence sending the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record entitled to notice of, and to vote at, the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2025
This proxy statement, the accompanying proxy card and our annual report to stockholders for the fiscal year ended December 31, 2024, which includes our audited financial statements, are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.
Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“Annual Report on Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”) on the SEC’s website at www.sec.gov, or in the “SEC Filings” tab of the “Investors” section of our website at www.primemedicine.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, except for the exhibits, free of charge, from us by following the instructions included on the Notice or by sending a written request to: Prime Medicine, Inc., 60 First Street, Cambridge, MA 02141, Attention: Secretary.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purposes of the Meeting
The purposes of the Annual Meeting are:
1.To elect Thomas Cahill, M.D., Ph.D. and Robert Nelsen as Class III Directors, each to serve until the 2028 annual meeting of our stockholders, and until his respective successor shall have been duly elected and qualified, or until his earlier death, resignation or removal;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments, and postponements thereof.
Stockholders Entitled to Vote at the Meeting
Our Board has established the close of business on April 8, 2025 as the “record date” for the Annual Meeting. This means that you are entitled to notice of, and to vote, at the Annual Meeting (and any continuations, adjournments and postponements thereof) if our records show that you owned our common stock at that time. As of the record date, 131,160,842 shares of our common stock were issued and outstanding. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, votes during the live webcast of the meeting or is represented by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for stockholder inspection at the headquarters of the Company, 60 First Street, Cambridge, MA 02141, during ordinary business hours, for a period of 10 days prior to the Annual Meeting. Such list will also be available for examination by our stockholders during the Annual Meeting by logging into www.proxyvote.com and entering your 16-digit control number.
Voting Shares That You Hold in Your Name
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•VOTE BY INTERNET (before the Annual Meeting) – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 3, 2025. Have the Notice or your proxy card in hand when you access the website. Follow the steps outlined on the secured website.
•VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide. Votes submitted by mail must be received by June 3, 2025.
•VOTE BY PHONE – Use a touch tone phone by calling 1-800-690-6903 (toll-free from the U.S., U.S. territories and Canada) to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 3, 2025. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.
•VOTE DURING THE VIRTUAL MEETING – See “Attending the Annual Meeting,” below.
If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.
Virtual Meeting
The Annual Meeting will be a virtual meeting, which will be conducted via live webcast.
To participate in the Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/PRME2025. You will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

If you are a beneficial owner of shares held in “street name” by your bank, brokerage firm or other nominee, you should have received a voting instruction form provided by your bank, brokerage firm or other nominee rather than from us. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.
Attending the Annual Meeting
The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/PRME2025. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.proxyvote.com.
•Please have your 16-digit control number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet. For instructions on how to do so, see below.
•The meeting webcast will begin promptly at 2:00 p.m., Eastern Time on June 4, 2025.
•We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:45 p.m., Eastern Time, and you should allow ample time for the check-in procedures.
Webcast replay of the Annual Meeting will be available 24 hours after the meeting has concluded for a period of one year.
Submitting Questions at the Annual Meeting
During the Annual Meeting, if you have your 16-digit control number and wish to ask a question, you may do so by clicking the Q&A button on the virtual meeting platform and entering your question in the field provided in the web portal at or before the time the matters are before the Annual Meeting for consideration. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion, which will be answered before the voting is closed. To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to two questions. Questions from multiple stockholders on the same topic or that are otherwise related to a particular topic may be grouped, summarized and answered together. If questions submitted are irrelevant to the business of the Annual Meeting or are out of order or not otherwise suitable for the conduct of the Annual Meeting as determined in our reasonable judgment, we may choose not to address them. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting.
Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and include rules for how questions will be recognized and addressed. Please review the Annual Meeting’s Rules of Conduct for further details. The Annual Meeting’s Rules of Conduct are available at www.proxyvote.com and will be available during the Annual Meeting at www.virtualshareholdermeeting.com/PRME2025.
Technical Assistance for the Virtual Meeting
We encourage stockholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call the basic call center support number on the login screen. Technical support will be available starting at 1:45 p.m., Eastern Time on June 4, 2025 and will remain available until thirty minutes after the meeting has finished.
Voting Shares That You Hold in Brokerage or Similar Accounts
Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner of shares held in “street name,”

not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters.
Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the election of each nominee for director (Proposal 1) will be a non-routine matter and that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, your broker, bank or other nominee will not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director) but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2 (ratification of the appointment of PricewaterhouseCoopers LLP). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of each proposal. Brokers, banks and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 2); thus, we do not expect any broker non-votes on this matter.
Your Voting Options on Each of the Proposals
To be elected, each of the directors nominated in Proposal 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the two director nominees receiving the highest number of affirmative votes properly cast will be elected as directors. You may vote “for” all the director nominees, “withhold” authority to vote your shares for all the director nominees or “withhold” authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes are not considered votes cast and will have no effect on the election of the directors.
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes properly cast on Proposal 2. You may vote “for,” “against” or “abstain” with respect to the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgement. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
Our Board’s Voting Recommendations
Our Board recommends that you vote:
•“FOR” the election of Thomas Cahill, M.D., Ph.D. and Robert Nelsen as Class III Directors (Proposal 1); and

•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2).
If any other matter is properly brought before the Annual Meeting, the Company – through the individuals named in the Company’s proxy card and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.
Required Votes to Approve Each Proposal
As a stockholder, you are entitled to cast one vote per share for each of the two nominees for election as directors at the Annual Meeting, but you may not cumulate your votes (in other words, you may not cast votes representing two times the number of your shares entitled to vote in favor of a single nominee). A plurality of the votes properly cast for election of a director will result in election. “Abstentions” and “broker non-votes” will not be counted as votes cast on the proposal and will have no effect on the election of directors.
A majority of the votes properly cast at the Annual Meeting will approve: (i) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and (ii) transact any other business properly brought before the Annual Meeting.
Please note, however, that because the vote on the ratification of PricewaterhouseCoopers LLP is advisory in nature, the results of such vote will not be binding upon our Board or its committees.
Quorum
Our second amended and restated bylaws (our “bylaws”) provide that the presence, in person or by remote communication, if applicable, or represented by proxy, of holders of at least a majority in voting power of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
Voting on Possible Other Matters
We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the Company’s proxy card will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
Revocation of Proxies or Voting Instructions
A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting during the Annual Meeting or by giving written notice revoking the proxy or submitting another duly executed proxy card bearing a later date to our Secretary. Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Prime Medicine, Inc., 60 First Street, Cambridge, MA 02141, Attention: Corporate Secretary. Attendance at the Annual Meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to our Secretary before the proxy is exercised or the stockholder votes at the Annual Meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies
Our Board is making this solicitation of proxies for our Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual Annual Meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.
Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including:
•reduced disclosure about our executive compensation arrangements; and
•not being required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”) or the frequency with which such votes must be conducted, or to obtain stockholder approval of any golden parachute arrangements not previously approved.
We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering in October 2022; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”). We have taken advantage of reduced reporting requirements in this proxy statement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

CORPORATE GOVERNANCE
Board Composition and Structure
Our nominating and corporate governance committee’s and our Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, professional and personal experiences and expertise relevant to our growth strategy. Our directors hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Our certificate of incorporation, as amended (our “certificate of incorporation”) and bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.
In accordance with the terms of our certificate of incorporation and bylaws, our Board is divided into three staggered classes of directors and each director is assigned to one of the three classes. At each annual meeting of the stockholders, one class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2025 for Class III directors, 2026 for Class I directors, and 2027 for Class II directors. Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our Board.
Board Leadership Structure
We have not designated a chairperson or a lead director of our Board. The independent members of our Board have reviewed our Board’s leadership structure and have determined that the Company and our stockholders are well served with this structure. From time to time, our Board may appoint a standing chairperson if at such time our Board believes doing so would be in the best interest of the Company. Our Board believes that it is in the best interest of the Company for our Board to make a determination regarding whether or not to separate the roles of any chairperson and the Chief Executive Officer based on the then-current circumstances.
Director Nomination Process
In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our nominating and corporate governance committee takes into account the current size and composition of the Board and the needs of the Board and its committees, in addition to character, integrity, judgment, diverse personal background, perspective and experience, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, conflicts of interest and other commitments. However, the committee does not assign any particular weight or priority to any one factor.
The biography for each of the director nominees included herein indicates each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices.

Director Composition
Our Board currently consists of eight (8) members. Below is a list of the names, ages as of April 22, 2025 and classification of the individuals who currently serve as our directors.

Director	Age	Position
Thomas Cahill, M.D., Ph.D.	38	Director (Class III)
Robert Nelsen	61	Director (Class III)
Michael Kelly	68	Director (Class I)
David Schenkein, M.D.	67	Director (Class I)
Wendy Chung, M.D., Ph.D.	56	Director (Class II)
Kaye Foster	65	Director (Class II)
Keith Gottesdiener, M.D.	71	Director (Class II)
Jeffrey Marrazzo	46	Director (Class II)
Nominees for Election as Class III Directors
Thomas Cahill, M.D., Ph.D. has served as a member of our board of directors since November 2021. Dr. Cahill is the Founder and has served as the Managing Partner of Newpath Partners, a Boston-based life science venture fund focused on therapeutic companies, since October 2018. Dr. Cahill is the founding investor and director of nChroma Bio, Inc., Exo Therapeutics, Inc., Kisbee Therapeutics, Inc., Magnet Biomedicine, Inc., Myeloid Therapeutics, Inc., Convergence Bio, Inc., Autobahn Therapeutics, Inc., Leal Therapeutics, Inc. and Amplitude Therapeutics, Inc. Prior to Newpath Partners, Dr. Cahill served as an Advisor at Raptor Group Holdings, where he helped further establish and lead the life science and technology investment portfolio, from September 2016 to May 2018. Dr. Cahill received both his M.D. and Ph.D. from Duke University and his M.S. from Stanford University.
We believe that Dr. Cahill is qualified to serve on our Board of Directors based on his experience in the medical and venture capital industries.
Robert Nelsen has served as a member of our board of directors since September 2020. Mr. Nelsen co-founded ARCH Venture Partners, L.P., a venture capital firm focused on early-stage technology companies, in 1986 and has served as a Managing Director of ARCH Venture Partners or its affiliated entities since 1994. Mr. Nelsen currently serves on the board of directors of Vir Biotechnology, Inc., Sana Biotechnology, Inc., Lyell Immunopharma, Inc. and Hua Medicine, Inc., each a public biotechnology company, and currently serves on the board of directors of a number of private companies. Mr. Nelsen previously served on the board of directors of a number of public biotechnology companies, including Brii Biosciences Limited from 2019 to June 2024, Revolution Healthcare Acquisition Corp. from 2021 to April 2022, Denali Therapeutics Inc. from 2015 to June 2022, Unity Biotechnology, Inc. from 2015 to December 2020, Agios Pharmaceuticals, Inc. from 2007 to June 2017, Syros Pharmaceuticals, Inc. from 2012 to June 2018, Juno Therapeutics, Inc. (acquired by Celgene Corporation in January 2018) from 2013 to March 2018, Sienna Biopharmaceuticals, Inc. from 2015 to September 2018 and Gossamer Bio, Inc. from 2017 to December 2018 (prior to its initial public offering). Mr. Nelsen received his M.B.A. from the University of Chicago and his B.S. from the University of Puget Sound in Economics and Biology.
We believe that Mr. Nelsen is qualified to serve on our Board of Directors because of his extensive experience as a venture capitalist, building and serving boards of many public and private emerging companies, including multiple life sciences, biotechnology and pharmaceutical companies.
Directors Continuing in Office
Michael A. Kelly has served as a member of our board of directors since November 2021. Mr. Kelly is currently acting as Founder & President of Sentry Hill Partners, LLC, a global life sciences transformation and management consulting business founded by Mr. Kelly in January 2018. From February 2003 to December 2017, he was a senior executive of Amgen, Inc., a biotechnology company, where he most recently served as Senior Vice President, Global Business Services and Vice President & Chief Financial Officer, International Commercial Operations. He

also serves on the boards of directors of: Amicus Therapeutics, Inc., a biotechnology company, which he joined in December 2020; DMC Global Inc., a composite materials and oil field products company, which he joined in July 2020; NeoGenomics Laboratories, Inc., a genetics testing company, which he joined in July 2020, and nChroma Bio, Inc., a biotechnology company, which he joined in December 2024. Mr. Kelly previously served on the boards of directors of Aprea Therapeutics, Inc., a biotechnology company, from September 2020 to May 2022, Hookipa Pharma Inc., a biopharmaceutical company, from February 2019 to April 2023, and Chroma Medicine (which merged with Nvelop Therapeutics in December 2024 to form nChroma Bio, Inc.), a biotechnology company, from February 2023 to December 2024. Mr. Kelly has also held positions at Tanox, Inc., Biogen, Inc., and Nutrasweet Kelco Company, a division of Monsanto Life Sciences. He also serves on the Council of Advisors and was the former audit committee chairman for Direct Relief, a humanitarian aid organization focused on health outcomes and disaster relief. Mr. Kelly received his B.Sc. in Business Administration from Florida A&M University, concentrating in Finance and Industrial Relations.
We believe that Mr. Kelly is qualified to serve on our Board of Directors because of his extensive experience in managing and growing global healthcare and biotechnology companies.
David Schenkein, M.D. has served as a member of our board of directors since September 2019. Dr. Schenkein currently serves as a partner in GV, the venture capital investment arm of Alphabet Inc., which he joined in February 2019. Previously, Dr. Schenkein served as President and Chief Executive Officer of Agios Pharmaceuticals, Inc. from August 2009 to February 2019. From April 2006 to July 2009, Dr. Schenkein served as a Senior Vice President of Oncology Development at Genentech Inc. Dr. Schenkein currently serves on the board of directors of Denali Therapeutics Inc. and Regeneron Pharmaceuticals, Inc. He is also on the boards of the private companies Leyden Laboratories B.V., Aera Therapeutics, Inc. and Treeline Biosciences, Inc. Previously, Dr. Schenkein served on the board of directors of Agios Pharmaceuticals, Inc. from 2009 to February 2025 and bluebird bio, Inc. from 2013 to 2021. He also currently serves as an adjunct attending physician in hematology at Tufts Medical Center. Dr. Schenkein received his M.D. from the State University of New York Upstate Medical School and his B.A. in Chemistry from Wesleyan University.
We believe that Dr. Schenkein is qualified to serve on our Board of Directors because of his extensive background in the biotechnology industry and leadership experience as a senior executive and director of biotechnology companies.
Wendy Chung, M.D., Ph.D. has served as a member of our board of directors since November 2021. Dr. Chung is an American Board of Medical Genetics certified clinical and molecular geneticist and serves as the Chair of the Department of Pediatrics at Boston Children’s Hospital, a position she has held since July 2023. Previously, she led the Precision Medicine Resource in the Irving Institute at Columbia University from February 2014 to June 2023. Dr. Chung was on the faculty at Columbia University from 2002 to June 2023, most recently as the Kennedy Family Professor of Pediatrics and Medicine at Columbia University. Prior to that, she was an Associate Professor at Columbia University. Dr. Chung has served as a member of the board of directors of Rallybio Corporation, a public biotechnology company, since August 2022. She received her B.A. in Biochemistry from Cornell University, her M.D. from Cornell University Medical College, and her Ph.D. in Genetics from The Rockefeller University.
We believe that Dr. Chung is qualified to serve on our Board of Directors because of her extensive experience in medicine and genetics research.
Kaye Foster has served as a member of our board of directors since December 2021. Ms. Foster has been a Senior Advisor at the Boston Consulting Group since August 2014 and a Venture Partner at ARCH since January 2022. Previously, she was Senior Vice President, Global Human Resources at Onyx Pharmaceuticals, Inc., an Amgen, Inc. subsidiary and a biopharmaceutical company, from October 2010 to January 2014. At Onyx, she led all aspects of human resources for U.S. and global operations. Prior to joining Onyx, Ms. Foster was Global Vice President of Human Resources and an Executive Committee member at Johnson and Johnson Corporation, a healthcare company, from May 2003 to March 2010. Before Johnson and Johnson, Ms. Foster held several senior human resources executive positions with Pfizer Inc., a pharmaceuticals company. She currently serves on the board of directors and compensation committee of National Resilience Inc.; on the board of directors and the compensation and nominating and corporate governance committees of Agios Pharmaceuticals, Inc.; on the board of directors and real estate and nominations committees of Stanford Health Care, a hospital and healthcare system; on the board of trustees and the human resources committee of Spelman College; and chairs the Glide Memorial Foundation Board of Trustees. She received her B.B.A. in Business Administration from Baruch College of the City University of New York and her M.B.A. from Columbia University, Graduate School of Business.
We believe Ms. Foster is qualified to serve on our Board of Directors because of her extensive experience as an executive in the pharmaceuticals industry, including her experience in people management, compensation planning and driving and maintaining corporate culture.
Keith Gottesdiener, M.D. has served as our President and Chief Executive Officer and a member of our board of directors since July 2020. Prior to that, from October 2011 until March 2020, Dr. Gottesdiener served as the Chief Executive Officer and a director of Rhythm Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Gottesdiener joined Rhythm after 16 years at Merck Research Laboratories, where he held positions of increasing responsibility, including serving as a leader of Merck’s late clinical development organization from 2006 to 2011 and leading Merck’s early clinical development across all therapeutic areas from 2001 through early 2006. Dr. Gottesdiener previously served on the board of directors of Intercept Pharmaceuticals, Inc., a biopharmaceutical company, from 2017 to 2024. He received his M.D. from the University of Pennsylvania and his B.A. in Applied Mathematics from Harvard College.
We believe that Dr. Gottesdiener is qualified to serve on our Board of Directors based on his extensive experience as a senior executive in the pharmaceutical industry, his drug development and regulatory affairs expertise, his research work for both medical and academic institutions, his public company experience, as well as his knowledge of our company based on his role as our President and Chief Executive Officer.
Jeffrey Marrazzo has served as a member of our board of directors since May 2023. Previously, Mr. Marrazzo served as co-founder and Chief Executive Officer of Spark Therapeutics, Inc. from May 2013 to April 2022 and as a member of its Board of Directors from May 2013 to December 2019. In addition, Mr. Marrazzo launched and was Chief Business Officer of the U.S. division of Molecular Health, Inc. from 2011 to 2013. Mr. Marrazzo was part of the founding management of Generation Health from 2009 to 2011, up to and through the acquisition of a majority of the company’s shares by CVS Caremark. From 2008 to 2009, Mr. Marrazzo served as an employee and independent consultant to the business development and finance teams at Tengion Inc. and, from 2011 to 2013, Mr. Marrazzo served as an independent consultant to the Children’s Hospital of Philadelphia, or CHOP. Previously, Mr. Marrazzo served as healthcare advisor to former Pennsylvania Governor Edward G. Rendell and as an IBM management consultant to global pharmaceutical companies. Mr. Marrazzo holds a B.S.E. and B.A. in Systems Science and Engineering and Economics from the University of Pennsylvania and a dual M.B.A./M.P.A. from The Wharton School and Harvard University.
We believe that Mr. Marrazzo is qualified to serve on our Board of Directors because of his extensive leadership experience in the life sciences industry.
We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.
Director Independence
Our common stock is listed on the Nasdaq Global Market. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (ii) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
In February of 2025, our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that all members of our Board, except Keith Gottesdiener and Jeffrey Marrazzo, are independent directors, including for purposes of Nasdaq and the SEC rules. In making that determination, our Board considered the relationships that each director has with us and all other facts and circumstances the Board deemed relevant in determining independence, including the potential deemed beneficial ownership of our capital stock by each director, including non-employee directors that are affiliated with certain of our major stockholders. We believe that the composition and functioning of our Board and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships between or among any of our executive officers and directors. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors, executive officers, or affiliates is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.
Role of Board in Risk Oversight Process
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, operational risks and cybersecurity. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.
Board Committees
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our Board. We believe that the composition and functioning of all of our committees comply with the applicable requirements of Nasdaq, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations that are applicable to us. We intend to comply with future requirements to the extent they become applicable to us.
The full text of our audit committee charter, compensation committee charter and nominating and corporate governance committee charter are posted on the “Corporate Governance” portion of our website at https://

www.primemedicine.com. We do not incorporate the information contained on, or accessible through, our corporate website into this proxy statement, and you should not consider it a part of this proxy statement.
The following table describes which directors serve on each of our Board’s committees as of April 22, 2025.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas Cahill, M.D., Ph.D.	Member		Member
Wendy Chung, M.D., Ph.D.	Member		Member
Kaye Foster		Chair
Michael Kelly	Chair
Robert Nelsen		Member
David Schenkein, M.D.		Member	Chair
Audit Committee
Among other things, our audit committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
•discussing and reviewing items of enterprise risk management and considering major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory, hedging and accounting risk exposures;
•evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing the internal audit plan; and
•reviewing quarterly earnings releases.

All audit services and all permitted non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
The members of our audit committee are Michael Kelly, Thomas Cahill and Wendy Chung. Mr. Kelly chairs the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq listing rules. Our Board has determined that Mr. Kelly qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations. In making this determination, our Board considered the nature and scope of experience that Michael Kelly has previously had with public reporting companies, including service as a principal financial officer and principal accounting officer. Our Board has determined that all of the members of our audit committee satisfy the relevant independence requirements for service on the audit committee set forth in the rules of the SEC and the Nasdaq listing rules. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. Our audit committee charter, which has been adopted by our Board, is available on our website.
During the fiscal year ended December 31, 2024, our audit committee met five times. The report of our audit committee is included in this proxy statement below under “Audit Committee Report.”
Compensation Committee
Among other things, our compensation committee’s responsibilities include:
•reviewing and reassessing periodically our processes and procedures for the consideration and determination of director and executive officer compensation;
•annually reviewing and recommending to the Board the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation (i) reviewing and determining the cash compensation of our Chief Executive Officer and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;
•reviewing and approving the compensation of our other executive officers;
•providing oversight of management’s decisions regarding the compensation of our other members of senior management;
•overseeing and administering our incentive-based compensation and equity-based plans;
•evaluating and assessing potential and current compensation consultants or advisors in accordance with the independence standards identified in the applicable Nasdaq listing rules;
•reviewing and approving grants and awards under incentive-based compensation plans and equity-based plans, in each case consistent with the terms of such plans;
•reviewing and recommending to the Board our policies and procedures for the grant of equity-based awards;
•reviewing and recommending to the Board the compensation of our directors;
•preparing our compensation committee report if and when required by SEC rules, to be included in our annual proxy statement or Annual Report on Form 10-K in accordance with the rules and regulations of the SEC, the Nasdaq Stock Market rules and any other rules and regulations applicable to us;

•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if and when required, to be included in our annual proxy statement or Annual Report on Form 10-K; and
•reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
The members of our compensation committee are Kaye Foster, David Schenkein and Robert Nelsen. Ms. Foster chairs the compensation committee. Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee may delegate any of the responsibilities of the full committee to subcommittees and may delegate certain responsibilities of the full committee to executive officers of the Company and other persons as may be permitted by applicable laws, rules or regulations and in accordance with the listing standards set forth by Nasdaq. Accordingly, our compensation committee has delegated authority to our Chief Executive Officer to make certain equity awards under our 2022 Stock Option and Incentive Plan (as amended from time to time, the “2022 Plan”) to new hires of the Company and existing employees of the Company at the vice president level and below who are not (and are not reasonably expected to be upon hiring) officers (as defined in Section 16 of the Exchange Act and Rule 16a-1 promulgated thereunder) in connection with promotions, market adjustments, employee recognition or retention, in each case, subject to certain limitations. Our compensation committee charter, which has been adopted by our Board, is available on our website.
During the fiscal year ended December 31, 2024, our compensation committee met five times.
Compensation Consultant
Our compensation committee has engaged Alpine Rewards, LLC (“Alpine Rewards”) as its independent compensation consultant. When requested, Alpine Rewards consultants attend meetings of our compensation committee, including executive sessions in which executive compensation-related matters are discussed without the presence of our management. Alpine Rewards reports to our compensation committee and not to our management, although Alpine Rewards meets with our management for purposes of gathering information for its analyses and recommendations.
Our compensation committee assessed the independence of Alpine Rewards from management, taking into consideration relevant factors, including the other services provided to our Company by Alpine Rewards, the amount of fees our Company paid to Alpine Rewards as a percentage of Alpine Rewards’ total revenue, the policies and procedures of Alpine Rewards that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Alpine Rewards with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Alpine Rewards have with any member of our compensation committee and any stock of our Company owned by Alpine Rewards or the individual compensation advisors employed by Alpine Rewards. On the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, our compensation committee determined that no relationships existed that would create a conflict of interest or that would compromise Alpine Rewards’ independence, and that Alpine Rewards is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.
Nominating and Corporate Governance Committee
Among other things, our nominating and corporate governance committee’s responsibilities include:
•developing and recommending to the Board criteria for Board and committee membership;
•establishing procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;
•to the extent deemed appropriate, retaining third-party search firms or other advisors to identify and evaluate director nominee candidates;

•reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board;
•recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•developing, recommending to the Board and periodically assessing the adequacy of a set of corporate governance guidelines and a code of conduct and business ethics;
•overseeing the evaluation of our Board; and
•reviewing and discussing with the Board corporate succession plans for our Chief Executive Officer and our other key officers.
The members of our nominating and corporate governance committee are David Schenkein, Wendy Chung and Thomas Cahill. Dr. Schenkein chairs our nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee satisfies the independence standards of the applicable rules of Nasdaq. Our nominating and corporate governance committee charter, which has been adopted by our Board, is available on our website.
During the fiscal year ended December 31, 2024, our nominating and corporate governance committee met one time.
Board Meetings and Attendance
Our full Board held six meetings during the year ended December 31, 2024. Each of our incumbent directors, except for Robert Nelsen, attended in person or participated via teleconference at least 75% of the aggregate meetings of our Board and the committees of our Board on which he or she served during the year ended December 31, 2024 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party). Our non-employee directors met in executive session during each of the regularly scheduled Board meetings during the year ended December 31, 2024, at which an executive session was convened.
Our Corporate Governance Guidelines provide that each member of the Board is expected to make reasonable efforts to attend meetings of the Board, whether regular or special. Attendance and participation at meetings is an important component of the directors’ duties and, as such, attendance rates are taken into account by the nominating and corporate governance committee in assessing directors for renomination as directors.
Director Attendance at Annual Meeting of Stockholders
Under our Corporate Governance Guidelines, each of our directors is expected to attend our annual meetings of stockholders to the extent practicable, and we encourage our directors to attend our annual meetings of stockholders. Last year, we held an annual meeting of stockholders on June 12, 2024, at which seven directors who were members of our Board at such time were present.
Code of Business Conduct and Ethics
Our Board adopted a Code of Business Conduct and Ethics, which applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants.
If we make any substantive future amendments to certain provisions of our Code of Business Conduct and Ethics, or grant any waivers from our Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website identified below or in a Current Report on Form 8-K. The full text of our Code of Business Conduct and Ethics and our Code of Ethics is posted on our website at https://

www.primemedicine.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement, and you should not consider that information a part of this proxy statement.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock and purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time, by our executive officers, directors and employees.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and designated consultants and contractors that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Stock Market listing standards that are applicable to us. A copy of our Amended and Restated Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024.
In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in Company securities.
Rule 10b5-1 Trading Plan Policy
We have adopted a Rule 10b5-1 trading plan policy, which permits our officers, directors, employees and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place and can only put such plans into place while the individual is not in possession of material non-public information. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.
Compensation Recovery Policy
In accordance with the requirements of the SEC and Nasdaq listing rules, our Board adopted a compensation recovery policy on September 15, 2023, effective as of October 2, 2023. The compensation recovery policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.
Policies and Practices Related to the Grant of Certain Equity Awards
We have adopted an Equity Award Grant Policy that sets forth the process and timing for us to follow when we grant equity awards for shares of our common stock to our employees or advisors or consultants (other than our non-employee directors) pursuant to our equity compensation plans. All grants of equity awards must be approved in advance by our Board of Directors, the compensation committee or, subject to the delegation requirements in the policy, our Chief Executive Officer. The equity award granting authority delegated to our Chief Executive Officer applies to employees at the vice president level and below who are not (and are not reasonably expected to be upon hiring) officers (as defined in Section 16 of the Exchange Act and Rule 16a-1 promulgated thereunder) and to equity awards within the specific ranges and subject to a maximum annual aggregate amount as may be set forth in the policy, as approved by the compensation committee from time to time.
Generally, equity awards are granted on the following regularly scheduled basis as set forth in the Equity Award Grant Policy: (a) equity awards granted in connection with the hiring of a new employee or the promotion of an existing employee or the engagement of a new consultant will generally be granted, if at all, regularly (either monthly or quarterly) and will be effective on the first day of the month immediately following the month in which such individual’s employment or consulting term begins or promotion occurs, as applicable; (b) equity awards granted to existing employees (other than in connection with a promotion or other special grant) will generally be granted, if at all, on an annual basis and will be effective on the date such grant is approved or such future date as approved by our Board of Directors, compensation committee or Chief Executive Officer, as applicable; and (c) any special grants to existing employees will be made, if at all, periodically and will be effective on the date such grant is approved or such future date as approved by our Board of Directors, compensation committee or Chief Executive Officer, as applicable.
Our Board of Directors, compensation committee and Chief Executive Officer do not take into account any material nonpublic information when determining the timing and terms of equity awards. We do not time our equity award grants either to take advantage of a depressed stock price, or an anticipated increase in stock price, and we have limited the amount of discretion that can be exercised in connection with the timing of equity award grants. We also do not time the release of material nonpublic information based on equity award grant dates.
During the fiscal year ended December 31, 2024, we did not award any stock options to a named executive officer in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report.
Communication with Directors
Any stockholders desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors of Prime Medicine, Inc., 60 First Street, Cambridge, MA 02141. All such letters will be promptly forwarded to the appropriate members of our Board or individual directors, as applicable.

Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our Board during the fiscal year ended December 31, 2024. Other than as set forth in the table and described more above, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board during the fiscal year ended December 31, 2024. We reimburse non-employee members of our Board for reasonable travel and out-of-pocket expenses incurred in attending meetings of our Board and committees of our Board. Dr. Gottesdiener, who is our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Dr. Gottesdiener, as an NEO of the Company, is presented in the “2024 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Thomas Cahill, M.D., Ph.D. (3)	57,188	237,528	—	294,716
Wendy Chung, M.D., Ph.D. (3)	57,188	237,528	—	294,716
Kaye Foster (3)	57,000	237,528	—	294,528
Michael Kelly (3)	61,250	237,528	—	298,778
Jeffrey Marrazzo (4)	44,125	1,731,828	41,667	1,817,620
Robert Nelsen (3)	50,063	237,528	—	287,591
David Schenkein, M.D. (3)	60,063	237,528	—	297,591
(1)Amounts represent annual cash compensation earned for services rendered as directors by non-employee members of our Board and the committees thereof during the fiscal year ended December 31, 2024.
(2)Amounts reflect the aggregate grant date fair value of option awards granted during 2024 in accordance with our Non-employee Director Compensation Policy, described below, calculated in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. Such grant date fair values do not take into account any estimated forfeitures. See Note 2 to our audited consolidated financial statements appearing in our 2024 Annual Report for assumptions underlying the valuation of equity awards. The amounts reported in this column reflect the accounting cost for these options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the options or any sale of the underlying shares of common stock.
(3)As part of the annual Board member grants, Dr. Cahill, Dr. Chung, Ms. Foster, Mr. Kelly, Mr. Nelsen, and Dr. Schenkein received options to purchase 45,000 shares of our common stock. As of December 31, 2024, Dr. Cahill, Mr. Nelsen, and Dr. Schenkein each held options to purchase an aggregate of 84,062 shares of common stock. As of December 31, 2024, Dr. Chung, Ms. Foster, and Mr. Kelly each held options to purchase an aggregate of 106,578 shares of common stock.
(4)For his services as a director, Mr. Marrazzo received options to purchase 45,000 shares of our common stock as part of the annual Board member grants. Under his advisory services agreement with the Company, the details of which are discussed in the Certain Relationships and Related Party Transaction section, Mr. Marrazzo also received options to purchase 250,000 shares of the our common stock and fees totaling $41,667 during 2024. As of December 31, 2024, Mr. Marrazzo held options to purchase an aggregate of 387,000 shares of common stock.
Non-Employee Director Compensation Policy
We adopted a non-employee director compensation policy in May 2022 designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. On May 17, 2024, our Board approved an amended and restated non-employee director compensation policy based upon the recommendations of our Compensation Committee and Alpine Rewards, our independent compensation consultant.
Under the amended and restated policy, our non-employee directors are eligible to receive annual cash retainers (which are payable quarterly in arrears and prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board of Directors
All non-employee members (1)	$45,000
Additional Retainer for Board Chair (2)	$30,000
Additional Retainer for Audit Committee
Chair (3)	$20,000
Non-chair members (4)	$10,000
Additional Retainer for Compensation Committee
Chair (5)	$15,000
Non-chair members (6)	$7,500
Additional Retainer for Nominating and Corporate Governance Committee
Chair	$10,000
Non-chair members	$5,000
(1) The annual retainer for board membership was increased by our Board in May 2024 from $40,000 to $45,000.
(2) The additional annual retainer of $30,000 for the chair of our Board was approved by our Board in May 2024.
(3) The annual retainer for the chair of the audit committee was increased by our Board in May 2024 from $15,000 to $20,000.
(4) The annual retainer for members of the audit committee was increased by our Board in May 2024 from $7,500 to $10,000.
(5) The annual retainer for the chair of the compensation committee was increased by our Board in May 2024 from $12,000 to $15,000.
(6) The annual retainer for members of the compensation committee was increased by our Board in May 2024 from $6,000 to $7,500.
In addition, our policy provides that, upon initial election or appointment to our Board, each new non-employee director will be granted a one-time grant of a non-statutory stock option to purchase shares of our common stock equivalent to $800,000 in value on the date of such director’s election or appointment to the Board (the “Initial Director Grant”); provided that the maximum number of shares of our common stock subject to each such option shall be 90,000 shares. The Initial Director Grant will vest in substantially equal annual installments over three years, subject to the non-employee director’s continued services to the Company. On the date of each annual meeting of stockholders of the Company, each non-employee director who will continue as a non-employee director following such meeting, other than a non-employee director receiving an Initial Director Grant, will be granted an annual award of a non-statutory stock option to purchase shares of common stock equivalent to $400,000 in value (the “Annual Director Grant”); provided that the maximum number of shares of our common stock subject to each such option shall be 45,000 shares. Notwithstanding the foregoing, if a non-employee director was initially elected to our Board on a date other than the date of an annual meeting, then upon such initial election or appointment, the non-employee director shall receive, in lieu of an Annual Director Grant, a grant that is pro-rated on a monthly basis for time served as a non-employee director between the date of the non-employee director’s initial election or appointment and the date of the next annual meeting. The Annual Director Grant (including any pro-rated amount) will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders, subject to the non-employee director’s continued services to the Company. Such awards are subject to fully accelerated vesting upon the sale of the Company. All vested options remain exercisable for twelve months if a non-employee director resigns from the Board or otherwise ceases to serve as a director.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director for service as a non-employee director in a calendar year period will not exceed $1,600,000 in the first calendar year such individual becomes a non-employee director and $1,000,000 in any other calendar year.
We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our Board or any committee thereof.
Employee directors receive no additional compensation for their service as a director.

PROPOSAL 1—ELECTION OF DIRECTORS
In accordance with our certificate of incorporation and bylaws, our Board is divided into three staggered classes of directors, and each director is assigned to one of the three classes. At each annual meeting of the stockholders, one class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Thomas Cahill, M.D., Ph.D. and Robert Nelsen are the Class III directors whose terms expire at the Annual Meeting. Each has been nominated for and has agreed to stand for re-election to our Board to serve as a Class III director of our Company for three years and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.
Required Vote of Stockholders
To be elected, the directors nominated via Proposal 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the two director nominees for Class III directors receiving the highest number of affirmative votes properly cast will be elected. You may vote FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Withheld votes and broker non-votes will have no effect on the election of directors.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
The proposal for the election of directors relates solely to the election of Class III directors nominated by our Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES FOR CLASS III DIRECTOR, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
(PROPOSAL 1 ON YOUR NOTICE OR PROXY CARD)

EXECUTIVE OFFICERS
Below is a list of the names, ages as of April 22, 2025 and positions, and a brief account of the business experience of the individuals who serve as our executive officers. Andrew Anzalone is included in his capacity as a significant employee.

Name	Age	Position
Keith Gottesdiener, M.D.	71	President, Chief Executive Officer and Director
Richard Brudnick	68	Chief Business Officer
Jeremy Duffield, M.D. Ph.D., FRCP	57	Chief Scientific Officer
Ann Lee, Ph.D.	63	Chief Technical Officer
Allan Reine, M.D.	50	Chief Financial Officer
Meredith Goldwasser, Sc.D.	54	Senior Vice President, Strategy and Corporate Operations
Andrew Anzalone, M.D., Ph.D.	38	Co-Founder and Head of Prime Editing Platform
Executive Officer Biographies
The biographical information pertaining to Dr. Gottesdiener, who is a director and executive officer of our Company, is included under “Director Composition,” above.
Richard Brudnick has served as our Chief Business Officer since July 2022. Prior to that, he served as Chief Business Officer and Head of Corporate Strategy of Codiak BioSciences, Inc., a clinical-stage biopharmaceutical company, from June 2018 to July 2022 and as the Executive Vice President, Business Development of Bioverativ Inc., a biotechnology company, from May 2016 to March 2018. From July 2009 to May 2016, Mr. Brudnick worked at Biogen Inc., a biotechnology company, where he held positions of increasing responsibility, including serving as Senior Vice President of Corporate Development from August 2014 to May 2016. Mr. Brudnick currently serves on the Board of Directors and audit committees of InflaRx N.V. and Scholar Rock Holding Corporation. Mr. Brudnick received his B.S. and M.S. in Management Science from the Massachusetts Institute of Technology.
Jeremy Duffield, M.D., Ph.D., FRCP has served as our Chief Scientific Officer since January 2021. Prior to that, he served at Vertex Pharmaceuticals Incorporated, a biopharmaceutical company, as Vice President of Business Development from December 2018 to January 2021 and Global Head of Human Biology from July 2016 to November 2018, where his team worked on discovering and advancing candidates to clinical studies in rare diseases. Dr. Duffield also practiced Internal Medicine and Nephrology at Massachusetts General Hospital from November 2013 to September 2019. Prior to that, he served as Senior Research Fellow and Vice President at Biogen Inc. and as a member of the faculty at University of Washington and Harvard Medical School. Dr. Duffield received his Ph.D. in Immunology from the University of Edinburgh in the laboratory of Sir John Savill, and his M.D. (B.M., B.Ch.) and B.A. in Physiological Sciences from Oxford University.
Ann L. Lee, Ph.D. has served as our Chief Technical Officer since October 2021. Prior to that, Dr. Lee served as Senior Vice President and Head of Cell Therapy Development and Operations at Bristol-Myers Squibb Company, a biopharmaceutical company, from November 2019 to July 2021, as Executive Vice President of Cell Therapy Development and Operations at Celgene Corporation, a biopharmaceutical company, from April 2018 to November 2019 and as Executive Vice President of Technical Operations at Juno Therapeutics, Inc., a biotechnology company, from November 2017 to April 2018. From April 2009 to November 2017, Dr. Lee served as Senior Vice President and Global Head of Pharma Technical Development at Genentech, Inc., a Roche Group subsidiary and a biotechnology company. She currently serves on the board of directors and audit and compensation committees of Coya Therapeutics, Inc. Dr. Lee received her Ph.D. in biochemical engineering from Yale University and her B.S. in chemical engineering from Cornell University.
Allan Reine, M.D. has served as our Chief Financial Officer since January 2024. Prior to joining Prime, Dr. Reine served as Chief Financial Officer of Foghorn Therapeutics Inc. from September 2019 to January 2024, and as Chief Financial Officer of Pieris Pharmaceuticals, Inc. from August 2017 to September 2019. From August 2012 through August 2017, Dr. Reine was a portfolio manager at Lombard Odier Asset Management, where he ran a healthcare portfolio focused on biotechnology and pharmaceutical companies. Before joining Lombard Odier, from 2003 through August 2012, Dr. Reine served as a healthcare portfolio manager at various funds, including Citi Principal Strategies, SAC Capital, Trivium Capital and Alexandra Investment Management. Dr. Reine began his career in 2001 at CIBC World Markets where he worked in both biotechnology investment banking and biotechnology equity research. Dr. Reine is currently Chairman of the board of ONK Therapeutics where he has served as a board member since March 2022. Dr. Reine received his M.D. from the University of Toronto and his B.Sc. in Statistical Sciences from the University of Western Ontario.
Meredith Goldwasser, Sc.D. has served as our Head of Strategy and Corporate Operations since September 2020. Prior to that, Dr. Goldwasser held leadership roles at Agios Pharmaceuticals, Inc., including Vice President and Development Lead for the IDH Hematology program from November 2017 to September 2020 as well as Oncology Business Development Lead from July 2019 to September 2020. She was also Vice President and Head of Biometrics and Data Management at Agios from August 2014 to July 2019. From February 2011 to July 2014, Dr. Goldwasser served as the U.S. Group Head of Biostatistics and Oncology Translational Medicine at Novartis International AG. Dr. Goldwasser received her Sc.D. in Biostatistics from Harvard. She holds a B.A. in Psychology from the University of Pennsylvania.
Andrew Anzalone, M.D., Ph.D. joined Prime Medicine in August 2020 as Co-Founder and Head of the Prime Editing Platform. Prior to this, Dr. Anzalone was a postdoctoral researcher as a Jane Coffin Childs Memorial Fund Postdoctoral Fellow at Broad Institute. Dr. Anzalone received his Sc.B. in Chemistry from Brown University and his M.D. and Ph.D. from Columbia University.

EXECUTIVE COMPENSATION
This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of 2024, in respect of their service to us for the fiscal year ended December 31, 2024. We refer to these individuals as our NEOs. Our NEOs for the fiscal year ended December 31, 2024 were:
•Keith Gottesdiener, M.D., our President and Chief Executive Officer;
•Allan Reine, M.D., our Chief Financial Officer; and
•Jeremy Duffield, M.D., Ph.D., FRCP, our Chief Scientific Officer
2024 Summary Compensation Table
The following table sets forth the compensation provided to our NEOs for the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Keith Gottesdiener, M.D. (3)	2024	652,792	—	1,165,030	395,010	32,785	2,245,617
President & Chief Executive Officer	2023	625,000	—	4,343,859	393,750	40,462	5,403,071
Allan Reine, M.D. (4) (5) (6)	2024	479,489	176,000	3,699,775	200,000	68,538	4,623,802
Chief Financial Officer	2023	—	—	—	—	—	—
Jeremy Duffield, M.D., Ph.D., FRCP (7) (8)	2024	480,417	—	1,092,033	293,400	11,727	1,877,577
Chief Scientific Officer	2023	465,005	—	1,579,580	195,300	20,345	2,260,230
(1)Amounts reflect the aggregate grant date fair value of option awards granted during the applicable year calculated in accordance with the provisions of FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. See Note 2 to our audited consolidated financial statements appearing in our 2024 Annual Report for assumptions underlying the valuation of equity awards. The amounts reported in this column reflect the accounting cost for these options and do not correspond to the actual economic value that may be received by our NEOs upon the exercise of the options or any sale of the underlying shares of common stock. For the year ended December 31, 2024, Dr. Gottesdiener and Dr. Reine were granted time-based and performance-based stock options. The grant date fair value of the time-based stock options were $590,830 for Dr. Gottesdiener and $2,910,420 for Dr. Reine. The grant date fair values of the performance-based stock options based on probable outcome of the applicable performance metrics were $574,200 and $789,355 for Dr. Gottesdiener and Dr. Reine, respectively, and the grant date fair values of such performance-based options, based on maximum level of achievement of the applicable performance metrics, are $2,296,800 and $1,127,650 for Dr. Gottesdiener and Dr. Reine, respectively. Dr. Duffield was granted only time-based stock options during the year ended December 31, 2024.
(2)The amounts reflect the annual cash incentive compensation earned by our NEOs based on our achievement of certain corporate performance goals.
(3)All other compensation for Dr. Gottesdiener consists of (i) $19,666 in reimbursements for commuting expenses and $4,278 for related tax gross-up, and (ii) $8,841 for matching contributions under our 401(k) plan.
(4)Dr. Reine joined as our CFO in January 2024 and his 2024 base salary was pro-rated accordingly. Dr. Reine’s annual cash incentive compensation for 2024 was not pro-rated. Dr. Reine was not an NEO in 2023.

(5)Bonus for Dr. Reine represents a one-time sign-on bonus paid in connection with Dr. Reine’s commencement of employment with us as Chief Financial Officer.
(6)All other compensation for Dr. Reine consists of (i) $23,000 in reimbursements for housing expenses and $14,029 for related tax gross-up, (ii) $18,829 in reimbursement for commuting expenses and $5,805 related tax gross-up, and (iii) $6,875 for matching contributions under our 401(k) plan.
(7)Non-equity incentive plan compensation for Dr. Duffield consists of (i) the annual cash incentive compensation earned by Dr. Duffield in the amount of $193,400 and (ii) a milestone bonus in the amount of $100,000.
(8)All other compensation for Dr. Duffield consists of $10,350 for matching contributions under our 401(k) plan and $1,260 in reimbursements for commuting expenses and $117 for related tax gross-up.
Overview
Our executive compensation program is designed to attract, motivate and retain key employees who we believe best represent our Company values and can make significant contributions towards achieving our purpose of delivering a new class of differentiated one-time curative genetic therapies to address the widest spectrum of diseases by deploying our Prime Editing technology. Our program’s purpose is to incentivize them based on the achievement of key performance goals, and to align their interests with the interests of our stockholders. Under this program, our NEOs’ compensation is based on the achievement of key strategic and business goals that were developed based on the Company’s mission. The program consists of a combination of base salary, an annual cash bonus, long-term equity incentive compensation and other employee benefits generally available to our employees, and is designed to align our executive compensation program with the interests of our stockholders by reflecting a pay-for-performance philosophy that supports our business strategy. At the same time, the Board believes that the program does not encourage excessive risk-taking by management.
Our compensation committee is generally responsible for determining the compensation of our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executive officers, internal equity, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to the Company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer. For the Chief Executive Officer, our compensation committee determines and approves the compensation, or upon request of the Board of Directors, recommends our Chief Executive Officer’s compensation for approval by our Board of Directors. Our compensation committee may delegate certain authorities to an officer of the Company, as described above in “Corporate Governance – Compensation Committee”.
Our compensation committee has the authority to engage the services of a consulting firm or other outside advisor to assist it in designing our executive compensation programs and in making compensation decisions.
During the fiscal year ended December 31, 2024, our compensation committee engaged Alpine Rewards to assist it in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. Alpine Rewards also provided (i) analysis and recommendations to our compensation committee regarding trends and emerging topics with respect to executive compensation; (ii) compensation programs for executives, directors and our employees generally; and (iii) stock utilization and related metrics. For further information, see “Corporate Governance – Compensation Committee – Compensation Consultant.”
Alpine reports directly to our compensation committee and did not provide any additional services other than as described below. Our compensation committee annually assesses its independence consistent with Nasdaq listing standards and concluded that the engagement of such consultant did not raise any conflict of interest.

2024 Base Salary
Our NEOs each receive a base salary to compensate them for services rendered to our Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the fiscal year ended December 31, 2024, the annual base salaries for our NEOs were as follows:

Name	Base Salary from January 1, 2024 through March 1, 2024 (1)	Base Salary from March 1, 2024 through December 31, 2024
Keith Gottesdiener, M.D.	$625,000	$658,350
Allan Reine, M.D.	$500,000	$500,000
Jeremy Duffield, M.D., Ph.D., FRCP	$465,005	$483,500
(1) Dr. Reine commenced employment with us on January 17, 2024, and his 2024 base salary was pro-rated accordingly.
2024 Bonuses
2024 Annual Bonus
For the fiscal year ended December 31, 2024, each of the NEOs was eligible to earn an annual cash bonus determined by our compensation committee for NEOs other than Dr. Gottesdiener, and by our Board on the recommendation of our compensation committee for Dr. Gottesdiener, based on our corporate performance. The target annual bonus for each of our NEOs for the fiscal year ended December 31, 2024 was equal to the percentage of the executive’s respective annual base salary as of December 31, 2024 specified below:

Name	Target Bonus Percentage
Keith Gottesdiener, M.D.	60%
Allan Reine, M.D.	40%
Jeremy Duffield, M.D., Ph.D., FRCP	40%
In 2024, annual bonus for our Chief Executive Officer and other NEOs were based entirely on the level of corporate achievement against our 2024 corporate objectives. With respect to the fiscal year ended December 31, 2024, our compensation committee approved a payout of cash bonuses in an amount of 100% of target for each of the NEOs other than Dr. Gottesdiener, and our Board approved a payout of a cash bonus in an amount of 100% of target for Dr. Gottesdiener.
Milestone Bonus
Pursuant to Dr. Duffield’s employment agreement, upon our achievement of certain performance-based milestones, Dr. Duffield was eligible to earn a $100,000 bonus for each milestone achieved, payable in lump sum, for a total of $300,000. Two of the performance-based milestones were met prior to 2024 and the final performance-based milestone was met in 2024.
Sign-On Bonus
In connection with Dr. Reine’s commencement of employment with us as our Chief Financial Officer, he received a one-time sign-on bonus of $176,000, subject to full repayment if he voluntarily leaves the Company within one year of his start date.
Equity-Based Compensation
We believe that long-term equity incentives provide our executives with a strong link to our long-term performance and create an ownership culture. These equity awards are a key aspect of our compensation philosophy and serve to align the interests of our executive officers with our stockholders, as they are tied to future increases in the value of our stock. Further, we believe that equity awards with a time-based vesting feature promote retention because this feature incentivizes our NEOs to remain in our employment during the vesting period. Additionally, we believe that equity awards with a performance-based vesting feature further incentivize our executive officers to achieve important milestones. Accordingly, our compensation committee periodically reviews the equity incentive compensation of our NEOs and may grant equity incentive awards to them from time to time. For additional information regarding outstanding equity awards held by our NEOs as of December 31, 2024, see the “Outstanding Equity Awards at Fiscal Year End” table below.
Perquisites/Personal Benefits
We do not provide significant perquisites or other personal benefits to our executive officers, including our NEOs, except for reimbursements for commuting and/or housing for certain NEOs, as well as related tax gross-ups as described above in the “2024 Summary Compensation Table.”
401(k) Plan
We maintain a retirement savings plan (“401(k) plan”) that is intended to qualify for favorable tax treatment under Section 401(a) of the Code and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees are generally eligible to participate in the 401(k) plan, subject to certain criteria. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. We provide matching contributions equal to 50% of an employee’s contributions, subject to a maximum of 6% of eligible compensation.

Outstanding Equity Awards at 2024 Fiscal Year-End Table
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2024. Equity awards granted prior to our initial public offering in October 2022 were under our 2019 Stock Option and Grant Plan (as amended from time to time, the “2019 Plan”) and equity awards granted following our initial public offering in October 2022 were under our 2022 Plan.

				Options					Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Keith Gottesdiener, M.D.	02/25/2024	(2)	02/25/2024	20,833	79,167		8.32	02/25/2034
	02/25/2024	(3)	02/25/2025	—	100,000	300,000	8.32	02/25/2034
	03/31/2023	(2)	03/31/2023	217,760	279,978		12.30	03/31/2033
	10/27/2021	(2)	10/27/2021	190,989	50,261		3.67	10/27/2031
Allan Reine, M.D.	01/17/2024	(4)	01/17/2024	—	600,000		6.80	01/17/2034
	01/17/2024	(5)	01/17/2024	175,000	—	75,000	6.80	01/17/2034
Jeremy Duffield, M.D., Ph.D., FRCP	02/21/2024	(6)	02/21/2024	37,707	143,288		8.49	02/21/2034
	03/31/2023	(6)	03/31/2023	79,185	101,810		12.30	03/31/2033
	10/27/2021	(6)	10/27/2021	12,732	3,351		3.67	10/27/2031
	01/16/2021	(7)	01/04/2021						16,084	46,965

(1)Assumes a market value of $2.92 per share, based on the closing share price as of December 31, 2024, the last trading day of 2024.
(2)The shares underlying these options vest in equal monthly installments over 48 months commencing on the vesting commencement date, subject to Dr. Gottesdiener’s continuous service relationship with the Company through each applicable vesting date. The stock options are also subject to certain acceleration of vesting provisions as provided in the applicable named executive officer’s employment agreement.
(3)The underlying shares vest in four tranches (consisting of 100,000 shares each) upon the achievement of a pre-determined milestone for each tranche as well as Dr. Gottesdiener’s continuous service relationship with the Company through both the applicable achievement date and the first anniversary of the grant date. The stock options are also subject to certain acceleration of vesting provisions as provided in the applicable named executive officer’s employment agreement. As of December 31, 2024, three of the four tranches have not vested and one of the tranches has satisfied its applicable milestone, but has not yet satisfied the service-based requirement.
(4)The shares underlying these options vest as follows: 25 percent vest on the 1-year anniversary of the vesting commencement date, and 1/48th of the shares vest on a monthly basis thereafter, in each case subject to Dr. Reine’s continuous service relationship with the Company through each applicable vesting date. The stock options are also subject to certain acceleration of vesting provisions as provided in the applicable named executive officer’s employment agreement.
(5)The underlying shares vest in three tranches (consisting of 100,000 shares, 75,000 shares and 75,000 shares) upon the achievement of a pre-determined milestone for each tranche, subject to Dr. Reine’s continuous service relationship with the Company through each applicable vesting date. The stock options are also subject to certain acceleration of vesting provisions as provided in the applicable named executive officer’s employment agreement. As of December 31, 2024, two of the tranches, totaling 175,000 shares, have satisfied their applicable milestones and have vested.
(6)The shares underlying these options vest in equal monthly installments over 48 months commencing on the vesting commencement date, subject to Dr. Duffield’s continuous service relationship with the Company through each applicable vesting date. The stock options are also subject to certain acceleration of vesting provisions as provided in the applicable named executive officer’s employment agreement.
(7)The restricted shares vest as follows: 25 percent vest on the 1-year anniversary of the vesting commencement date, and 1/48th of the shares vest on a monthly basis thereafter, in each case subject to Dr. Duffield’s continuous service relationship with the Company through each applicable vesting date. The restricted shares are also subject to certain acceleration of vesting provisions as provided in the applicable named executive officer’s employment agreement.
Current Employment Agreements with our NEOs
We have entered into new employment agreements with Dr. Gottesdiener and Dr. Duffield that were effective as of July 2022. We also entered into an employment agreement with Dr. Reine that was effective as of January 2024, pursuant to which we employ Dr. Reine as our Chief Financial Officer.
Each of Dr. Gottesdiener, Dr. Reine and Dr. Duffield are subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non-solicitation of employees, consultants and customers covenants and, in certain circumstances, non-competition covenants.
Keith M. Gottesdiener, M.D.
The employment agreement with Dr. Gottesdiener (the “Gottesdiener Employment Agreement”) provides for at-will employment. The agreement also sets forth initial base salary, initial annual target bonus and eligibility to participate in our benefit plans generally. In addition, pursuant to Amendment No. 1 to the Gottesdiener Employment Agreement, Dr. Gottesdiener is entitled to reimbursement for commuting expenses, which include all reasonable costs for his commute between his family’s residence in New York, New York and our corporate headquarters in Cambridge, Massachusetts.
Pursuant to the Gottesdiener Employment Agreement, in the event Dr. Gottesdiener is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in the Gottesdiener Employment Agreement), in each case subject to the delivery of and compliance with a fully effective separation agreement that shall include, without limitation, a release of claims, reaffirmation of applicable restrictive covenants and, in the Company’s discretion, a one year non-competition agreement, Dr. Gottesdiener will be entitled to (i) an amount equal to the sum of (A) 12 months of his then-current base salary plus (B) 1.0 times his target annual bonus for the then current year, in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Dr. Gottesdiener’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us until the earliest of (A) 12 months following his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period. These amounts shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over a period of 12 months. In addition, subject to the delivery of the fully effective separation agreement, the bonus amount (if any) that Dr. Gottesdiener would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives, will be paid to Dr. Gottesdiener on the date the Company’s other executives receive their bonuses. In addition, the Company has agreed to negotiate in good faith a non-exclusive limited consulting relationship with Dr. Gottesdiener for a period up to one year pursuant to which Dr. Gottesdiener will receive no cash compensation other than severance benefits.
In the event Dr. Gottesdiener is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control (as defined in the Gottesdiener Employment Agreement), or 3 months prior to such change in control, subject to the delivery of and compliance with a fully effective separation agreement as described above, Dr. Gottesdiener will be entitled to the following, in lieu of the benefits above: (i) a lump sum cash payment equal to the sum of (A) 18 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus (B) 1.5 times his target annual bonus for the then current year (or target in effect immediately prior to the change in control, if higher), in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Dr. Gottesdiener’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us until the earliest of (A) 18 months from the date of his separation, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period, and (iii) the bonus amount (if any) that Dr. Gottesdiener would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives. In addition, in the event Dr. Gottesdiener is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control, or 3 months prior to such change in control, all of the then-outstanding and unvested portion of his stock options and other stock-based awards that (i) are subject solely to time-based vesting or (ii) were granted to Dr. Gottesdiener prior to the effective date of the Gottesdiener Employment Agreement and are subject to performance-based vesting shall become fully vested and exercisable or nonforfeitable immediately as of the date of termination or, if later, the change in control event, with any such performance-based awards vesting at target.
The payments and benefits provided under the Gottesdiener Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Gottesdiener in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Allan Reine, M.D.
The employment agreement with Dr. Reine (the “Reine Employment Agreement”) provides for at-will employment. The agreement also sets forth initial base salary, initial annual target bonus and eligibility to participate in our benefit plans generally. In addition, Dr. Reine is entitled to reimbursement for commuting expenses, which include all reasonable costs for his commute between his residence in New York, New York and our corporate headquarters in Cambridge, Massachusetts, as well as reimbursement for housing expenses in or near Cambridge, Massachusetts, for up to $2,000 per month for twelve months from the commencement of his employment.
Pursuant to the Reine Employment Agreement, in the event Dr. Reine is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in the Reine Employment Agreement), in each case subject to the delivery of and compliance with a fully effective separation agreement that shall include, without limitation, a release of claims, reaffirmation of applicable restrictive covenants and, in the Company’s discretion, a one year non-competition agreement, Dr. Reine will be entitled to (i) an amount equal to the sum of (A) 9 months of his then-current base salary plus (B) 0.75 times his target annual bonus for the then current year, in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, and (ii) subject to Dr. Reine’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us until the earliest of (A) 9 months following his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period. These amounts shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over a period of 9 months. In addition, subject to the delivery of the fully effective separation agreement, the bonus amount (if any) that Dr. Reine would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives, will be paid to Dr. Reine on the date the Company’s other executives receive their bonuses.
In the event Dr. Reine is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control (as defined in the Reine Employment Agreement), subject to the delivery of and compliance with a fully effective separation agreement (as described above), Dr. Reine will be entitled to the following, in lieu of the benefits above: (i) a lump sum cash payment equal to the sum of (A) 12 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus (B) 1.0 times his target annual bonus for the then current year (or target in effect immediately prior to the change in control, if higher), in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Dr. Reine’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us until the earliest of (A) 12 months from the date of his separation, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period, and (iii) the bonus amount (if any) that Dr. Reine would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives. In addition, in the event Dr. Reine is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control (as defined in the Reine Employment Agreement), all of the then-outstanding and unvested portion of his stock options and other stock-based awards that (i) are subject solely to time-based vesting or (ii) were granted to Dr. Reine prior to the effective date of the Reine Employment Agreement and are subject to performance-based vesting shall become fully vested and exercisable or non-forfeitable immediately as of the date of termination, with any such performance-based awards vesting at target.
The payments and benefits provided under the Reine Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Reine in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Jeremy Duffield, M.D. Ph.D., FRCP
The employment agreement with Dr. Duffield (the “Duffield Employment Agreement”) provides for at-will employment. The agreement also sets forth initial base salary, initial annual target bonus and eligibility to participate in our benefit plans generally.
Pursuant to the Duffield Employment Agreement, in the event Dr. Duffield is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in the Duffield Employment Agreement), in each case subject to the delivery of and compliance with a fully effective separation agreement that shall include, without limitation, a release of claims, reaffirmation of applicable restrictive covenants and, in the Company’s discretion, a one year non-competition agreement, Dr. Duffield will be entitled to (i) an amount equal to the sum of (A) 9 months of his then-current base salary plus (B) 0.75 times his target annual bonus for the then current year, in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Dr. Duffield’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us until the earliest of (A) 9 months following his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period. These amounts shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over a period of 9 months. In addition, subject to the delivery of the fully effective separation agreement, the bonus amount (if any) that Dr. Duffield would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives, will be paid to Dr. Duffield on the date the Company’s other executives receive their bonuses.
In the event Dr. Duffield is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control (as defined in the Duffield Employment Agreement), subject to the delivery of and compliance with a fully effective separation agreement (as described above), Dr. Duffield will be entitled to the following, in lieu of the benefits above: (i) a lump sum cash payment equal to the sum of (A) 12 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus (B) 1.0 times his target annual bonus for the then current year (or target in effect immediately prior to the change in control, if higher), in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Dr. Duffield’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us until the earliest of (A) 12 months from the date of his separation, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period, and (iii) the bonus amount (if any) that Dr. Duffield would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives. In addition, in the event Dr. Duffield is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control, all of the then-outstanding and unvested portion of his stock options and other stock-based awards that are subject solely to time-based vesting shall become fully vested and exercisable or non-forfeitable immediately as of the date of termination, with any such performance-based awards vesting at target.
The payments and benefits provided under the Duffield Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Duffield in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
Stock options (1) (2)	12,472,421	$8.93	9,049,689
2022 Employee Stock Purchase Plan (3) (4)	—	—	1,753,191
Equity compensation plans not approved by security holders	—	—	—
Total	12,472,421	$8.93	10,802,880
1.Number of shares to be issued pursuant to outstanding options includes 11,410,691 stock options with a weighted-average exercise price of $9.08 outstanding under our 2019 Plan and our 2022 Plan, and 1,061,730 performance-based stock options with a weighted-average exercise price of $7.31 under our 2019 Plan.
2.Shares of our common stock available for future issuance as of December 31, 2024 pursuant to the 2022 Plan excludes the 6,558,042 shares that were added to the plan as a result of the automatic annual increase on January 1, 2025. The 2022 Plan provides that the number of shares reserved and available for issuance under the 2022 Plan will automatically increase on January 1, 2023 and each January 1 thereafter, by five percent of the outstanding number of shares of common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. The Company no longer makes grants under the 2019 Plan. The shares of common stock underlying any awards under the 2022 Plan and the 2019 Plan that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the 2022 Plan.
3.Number of securities to be issued upon exercise of outstanding options, warrants and rights excludes purchase rights accruing under the 2022 Employee Stock Purchase Plan (as amended from time to time, the “2022 ESPP”) because the purchase rights (and, therefore, the number of shares to be purchased) will not be determined until the end of the offering period, which will occur after December 31, 2024.
4.Shares of our common stock available for future issuance as of December 31, 2024 pursuant to the 2022 ESPP includes shares that are expected to be issued at the close of the ESPP offering period that was ongoing at December 31, 2024, as the exact number of shares to be issued will not be known until the end of the offering period, which will occur after December 31, 2024. The 2022 ESPP provides that the number of shares common stock that may be issued under the 2022 ESPP plan shall cumulatively increase beginning on January 1, 2023 and each January 1 thereafter through January 1, 2032, by the least of (i) 971,350 shares of common stock, (ii) one percent of the outstanding number of shares of common stock on the immediately preceding December 31 or (iii) such number of shares of common stock as determined by the administrator of the 2022 ESPP. The Company did not add shares to the 2022 ESPP on January 1, 2025.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act.
We operate in accordance with a written charter adopted by our Board and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the audit committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and the Company’s Corporate Governance Guidelines. Further, our Board has determined that Michael Kelly is an audit committee financial expert as defined by the rules of the SEC.
The audit committee met five times during the fiscal year ended December 31, 2024 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, including, but not limited to, to review and discussion of the Company’s quarterly financial statements and related disclosures, and the inclusion of the Company’s audited financial statements in the Company’s Annual report on Form 10-K for the fiscal year ended December 31, 2024.
We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024 with management and PricewaterhouseCoopers LLP. Management has the responsibility for the preparation of the Company’s financial statements, and PricewaterhouseCoopers LLP has the responsibility for the audit of those statements. The audit committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. We received the written disclosures and the letter from PricewaterhouseCoopers LLP pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB concerning any relationships between PricewaterhouseCoopers LLP and the Company and the potential effects of any disclosed relationships on PricewaterhouseCoopers LLP’s independence, and discussed with PricewaterhouseCoopers LLP its independence. We reviewed with PricewaterhouseCoopers LLP their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of PricewaterhouseCoopers LLP’s examination of the Company’s financial statements both with and without management.
Based on these reviews and discussions with management and PricewaterhouseCoopers LLP, we approved the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC. We also have selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to ratification by the Company’s stockholders.
 April 22, 2025

Members of the audit committee

Michael Kelly, Chair
Thomas Cahill, M.D., Ph.D.
Wendy Chung, M.D., Ph.D.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than the compensation arrangements for our NEOs and our directors described elsewhere in this proxy statement under “Executive Compensation” and “Director Compensation,” set forth below is a description of transactions or series of transactions since January 1, 2023, to which we were or will be a party, and in which:
•the amount involved in the transaction exceeds, or will exceed, $120,000 (or, if less, 1% of the average of our total asset amounts at December 31, 2023 and 2024); and
•in which any of our executive officers, directors or holder of five percent or more of any class of our capital stock, including their immediate family members or affiliated entities, had or will have a direct or indirect material interest.
Participation in our Follow-on Public Offering
Our 5% stockholders and their affiliates purchased an aggregate of 7,200,000 shares of our common stock in our follow-on public offering in February 2024 at the public offering price. The following table sets forth the number of shares of our common stock purchased by 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Stockholder(1)	Shares of common stock	Total purchase price
GV 2023, L.P. (2)	3,200,000	$20,000,000
Entities affiliated with ARCH Venture Partners (3)	3,200,000	$20,000,000
Newpath Partners, L.P. (4)	800,000	$5,000,000
(1) Additional details regarding certain of these investors and their equity holdings are provided in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
(2) David Schenkein serves as a member of our board of directors and is an affiliate of GV, of which GV 2023, L.P. is an affiliated fund. Entities affiliated with GV collectively hold more than five percent of our voting securities.
(3) Robert Nelsen serves as a member of our board of directors and is an affiliate of ARCH Venture Partners, of which ARCH Venture Fund X Overage, L.P. and ARCH Venture Fund X, L.P. are affiliated funds. Entities affiliated with ARCH Venture Partners collectively hold more than five percent of our voting securities.
(4) Thomas Cahill serves as a member of our board of directors and is an affiliate of Newpath Partners, of which Newpath Partners, L.P. is an affiliated fund. Newpath Partners, L.P. holds more than five percent of our voting securities.
Agreements with Bristol-Myers Squibb
Research Collaboration and License Agreement
In September 2024, we entered into a research collaboration and license agreement (the “BMS Collaboration Agreement”) with Juno Therapeutics, Inc., a wholly-owned subsidiary of Bristol-Myers Squibb (“BMS”). BMS became a beneficial owner of more than 5% of our voting securities as a result of this transaction. Pursuant to the BMS Collaboration Agreement, we granted to BMS an exclusive worldwide license to certain Prime Editing technology for developing, manufacturing and commercializing ex vivo T-cell therapeutic products directed to select targets. Under the BMS Collaboration Agreement, we received a $55.0 million upfront payment and received a $55.0 million equity investment from BMS (as described below). We are also eligible to receive more than $3.5 billion in milestones, including up to $185.0 million in preclinical milestones, up to $1.2 billion in development milestones, and up to $2.1 billion in commercialization milestones, along with royalties on net sales.
Unless earlier terminated, the term of the BMS Collaboration Agreement continues until expiration of the last royalty term for the applicable product in the applicable country. The BMS Collaboration Agreement is subject to customary termination provisions, including termination by a party for the other party’s uncured, material breach.

Stock Purchase Agreement
In September 2024, we entered into a stock purchase agreement with BMS (the “BMS Purchase Agreement”), pursuant to which we agreed to issue and sell, and BMS agreed to purchase, 11,006,163 shares of our common stock (the “BMS Shares”) for an aggregate purchase price of $55.0 million pursuant to the terms and conditions thereof. Pursuant to the terms of the BMS Purchase Agreement, BMS has agreed not to, directly or indirectly, sell or transfer any of the BMS Shares until September 30, 2027 subject to specified conditions and exceptions. In addition, we agreed, among other things, to file with the SEC a registration statement covering the resale of the BMS Shares and to use commercially reasonable efforts to cause such registration statement to become effective on or prior to ninety (90) calendar days after closing. We filed the registration statement on Form S-3 covering the resale of the BMS Shares with the SEC on December 13, 2024, which became effective on December 20, 2024.
We have also agreed to customary indemnification obligations under the BMS Purchase Agreement.
Consulting Agreement with David Liu
Pursuant to a consulting agreement, dated September 13, 2019, as amended on October 22, 2021 and July 31, 2024, with David Liu (the “Liu Consulting Agreement”), we agreed to pay Dr. Liu an annual fee of $150,000 and to reimburse Dr. Liu’s reasonable business expenses. Dr. Liu is a beneficial owner of more than 5% of our voting securities. Dr. Liu agreed to provide services, including serving as Chairman of our Scientific Advisory Board and providing certain advisory services.
The Liu Consulting Agreement terminated on September 1, 2024. From January 1, 2023 through the termination date, we paid Dr. Liu $250,000 under the Liu Consulting Agreement.
Advisory Services Agreement with Jeffrey Marrazzo
Pursuant to an advisory services agreement with Jeffrey Marrazzo, a member of our Board of Directors (the “Marrazzo Agreement”), dated February 29, 2024, Mr. Marrazzo agreed to provide certain professional services to the Company separate from and in addition to his service as a Board member, and we agreed to pay Mr. Marrazzo an annual fee of $50,000 per year in addition to the grant of an option to purchase 250,000 shares of the Company’s common stock.
The Marrazzo Agreement expired in February 2025. From January 1, 2023 through the termination date, we paid Mr. Marrazzo $50,000 and granted Mr. Marrazzo 250,000 stock options under the Marrazzo Agreement.
Settlement Agreement with Myeloid Therapeutics, Inc.
In December 2021, we entered into a research collaboration and exclusive option agreement (the “Myeloid Collaboration Agreement”) with Myeloid Therapeutics, Inc. (“Myeloid”), during which time we and Myeloid had one common board member, who is also an affiliate of Newpath Partners, L.P., a beneficial owner of more than 5% of our voting securities, and holds more than 30% of Myeloid’s voting securities. In 2023, we terminated the Myeloid Collaboration Agreement.
In January 2024, we entered into a settlement agreement (the “Settlement Agreement”) with Myeloid resolving two arbitration proceedings. Under the terms of the Settlement Agreement, the parties agreed to resolve and settle all disputes between the parties and release all claims between them relating to the Myeloid Collaboration Agreement and the arbitrations in exchange for our payment to Myeloid of $13.5 million, certain mutual covenants, and other consideration. Accordingly, for the year ended December 31, 2023, we recorded a charge of $13.5 million, and paid the $13.5 million during the year ended December 31, 2024.
Indemnification Agreements
We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board or our executive officer to the maximum extent allowed under Delaware law.
Policies for Approval of Related Party Transactions
Our Board reviews and approves transactions with directors, officers and holders of 5 percent or more of our voting securities and their affiliates, each a related party. The material facts as to the related party’s relationship or interest in the transaction were disclosed to our Board prior to their consideration of such transaction, and the transaction was not considered approved by our Board unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when stockholders were entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the stockholders, who were obligated to approve the transaction in good faith.
We adopted a written related party transactions policy that provides that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. In reviewing any such proposal, our audit committee or other committee of independent directors are to consider the relevant facts of the transaction, including the risks, costs and benefits to us and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5 percent beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify our audit committee’s appointment of PricewaterhouseCoopers LLP (“PwC”), as our independent registered public accounting firm for the fiscal year ending December 31, 2025. PwC has served as our independent registered public accounting firm since 2021.
Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between our independent registered public accounting firm and us and any disclosed relationships or services that may affect the objectivity and independence of our independent registered public accounting firm, and our independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, our Board is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, our audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, our audit committee in its discretion may appoint a different registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our Company and our stockholders.
PwC served as independent registered public accounting firm for our Company with respect to the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 and has been engaged by our audit committee to serve as our independent registered public accounting firm with respect to the audit of our consolidated financial statements for the fiscal year ending December 31, 2025. Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.
Principal Accountant Fees and Services
The aggregate fees billed by categories of services are as follows for each of the years ended December 31:

Fee Category	2024	2023
Audit Fees (1)	$1,092,000	$910,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	2,125	956
Total Fees	$1,094,125	$910,956
(1)“Audit Fees” consist of fees billed for professional services performed by PwC for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, review of the registration statement on Form S-3 and Form S-8, comfort letters issued for financing, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)All other fees consist of database subscription fees.
Pre-Approval by Audit Committee of Principal Accountant Services
Our audit committee (or a subcommittee delegated to it by the audit committee) approves in advance all services proposed to be performed for our Company or its subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for our Company or its subsidiaries.
Required Vote of Stockholders
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes properly cast on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
(PROPOSAL 2 ON YOUR NOTICE OR PROXY CARD).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of March 31, 2025, unless otherwise indicated, regarding the beneficial ownership of our common stock for (i) stockholders who beneficially owned more than 5% of our common stock, (ii) each of our directors and NEOs, and (iii) all of our directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
In computing the number of shares beneficially owned by an individual or entity, shares of common stock subject to options, warrants, restricted stock units or other rights held by such person that are currently exercisable or have vested or that will become exercisable or will have vested within 60 days of March 31, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. On March 31, 2025, there were 131,160,842 shares of our common stock outstanding. Unless noted otherwise, the address of all listed stockholders is 60 First Street, Cambridge, MA 02141.

	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
David Liu (1)	20,250,460	15.44%
Entities affiliated with ARCH Venture Partners (2)	15,456,594	11.78%
Entities affiliated with GV (3)	15,062,498	11.48%
Bristol-Myers Squibb Company (4)	11,006,163	8.39%
FMR, LLC (5)	7,726,649	5.89%
Newpath Partners, L.P. (6)	6,105,679	4.66%

Directors and Named Executive Officers
Keith Gottesdiener (7)	4,988,518	3.80%
Allan Reine (8)	392,187	*
Jeremy Duffield (9)	1,147,423	*
Thomas Cahill (6) (10)	6,144,741	4.68%
Wendy Chung (8)	58,576	*
Kaye Foster (8)	58,576	*
Michael Kelly (8)	58,576	*
Jeffrey Marrazzo (8)	311,333	*
Robert Nelsen (2) (11)	15,511,736	11.83%
David Schenkein (8)	39,062	*
All executive officers and directors as a group (13 persons)	30,079,030	22.93%
*Less than one percent.
(1)Consists of: (a) 20,156,945 shares of common stock, and (b) 93,515 shares of common stock underlying options exercisable within 60 days of March 31, 2025.
(2)Information herein is based on Schedule 13D/A filed with the SEC on November 22, 2024 by (1) ARCH Venture Fund X, L.P. (“AVF X”), (2) ARCH Venture Partners X, L.P. (“AVP X LP”), which is the sole general partner of AVF X, (3) ARCH Venture Partners X, LLC (“AVP X LLC”), which is the sole general partner of AVP X LP and AVP X Overage LP (defined below), (4) ARCH Venture Fund X Overage, L.P. (“AVF X

Overage”), (5) ARCH Venture Partners X Overage, L.P. (“AVP X Overage LP”), which is the sole general partner of AVF X Overage, (6) ARCH Venture Fund XII, L.P. (“AVF XII”), (7) ARCH Venture Partners XII, L.P. (“AVP XII LP”) which is the sole general partner of AVF XII, (8) ARCH Venture Partners XII, LLC (“AVP XII LLC”) which is the sole general partner of AVP XII LP, (9) Keith Crandell (“Crandell”), (10) Robert Nelsen (“Nelsen”), a member of our board of directors, (11) Kristina Burow (“Burow”), and (12) Steven Gillis (“Gillis”, and together with Nelsen, Crandell and Burow, referred to individually as “Committee Member” or collectively as either the “AVP X Investment Committee Members” or the “AVP XII Investment Committee Members”).Each of the individuals and entities above shall be referred to herein as an “ARCH Reporting Person” and collectively as the “ARCH Reporting Persons.” AVP X LP and AVP X Overage LP may be deemed to beneficially own the shares held by AVF X and AVF X Overage, respectively; AVP X LLC may be deemed to beneficially own the shares held by AVF X; AVP XII LP may be deemed to beneficially own the shares held by AVF XII; AVP XII LLC may be deemed to beneficially own the shares held by AVF XII; and each of the Committee Members may be deemed to share the power to direct the disposition and vote of the shares held by AVF X, AVF X Overage and AVF XII. The ARCH Reporting Persons each disclaims beneficial ownership except to any pecuniary interest therein.
Consists of: (a) 6,128,297 shares of common stock held by AVF X, (b) 6,128,297 shares of common stock held by AVF X Overage, and (c) 3,200,000 shares of common stock held by AVF XII.
The address of all entities and individuals referenced in this footnote is 8755 W. Higgins Road, Suite 1025, Chicago, IL 60631.
(3)Information herein is based on Schedule 13G/A filed with the SEC on February 29, 2024 by GV 2019, L.P., GV 2019 GP, L.P., GV 2019 GP, L.L.C., GV 2021, L.P., GV 2021 GP, L.P., GV 2021 GP, L.L.C., GV 2023, L.P., GV 2023 GP, L.P., GV 2023 GP, L.L.C., Alphabet Holdings LLC, XXVI Holdings Inc. and Alphabet Inc. Consists of: (a) 10,100,058 shares of common stock held by GV 2019, L.P., or GV 2019, (b) 1,762,440 shares of common stock held by GV 2021, L.P., or GV 2021, and (c) 3,200,000 shares of common stock held by GV 2023, L.P., or GV 2023.
The general partner of the GV 2019, L.P. (the “2019 Partnership”) is GV 2019 GP, L.P. (“2019 GP”). The general partner of 2019 GP is GV 2019 GP, L.L.C. (“2019 LLC”). The sole member of 2019 LLC is Alphabet Holdings LLC (“Alphabet Holdings”). The sole member of Alphabet Holdings is XXVI Holdings Inc. (“XXVI”). The controlling stockholder of XXVI is Alphabet Inc. (Alphabet Inc., together with 2019 GP, 2019 LLC, Alphabet Holdings, and XXVI may be collectively referred to as the “2019 Partnership Affiliates”). Each of the 2019 Partnership Affiliates may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) the securities directly beneficially owned by the 2019 Partnership.
The general partner of the GV 2021, L.P. (the “2021 Partnership”) is GV 2021 GP, L.P. (“2021 GP”). The general partner of 2021 GP is GV 2021 GP, L.L.C. (“2021 LLC”). The sole member of 2021 LLC is Alphabet Holdings. The sole member of Alphabet Holdings is XXVI. The controlling stockholder of XXVI is Alphabet Inc. (Alphabet Inc., together with 2021 GP, 2021 LLC, Alphabet Holdings, and XXVI may be referred to as the “2021 Partnership Affiliates”). Each of the 2021 Partnership Affiliates may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) the securities directly beneficially owned by the 2021 Partnership.
The general partner of the GV 2023, L.P. (the “2023 Partnership”) is GV 2023 GP, L.P. (“2023 GP”). The general partner of 2023 GP is GV 2023 GP, L.L.C. (“2023 LLC”). The sole member of 2023 LLC is Alphabet Holdings. The sole member of Alphabet Holdings is XXVI. The controlling stockholder of XXVI is Alphabet Inc. (Alphabet Inc., together with 2023 GP, 2023 LLC, Alphabet Holdings, and XXVI may be referred to as the “2023 Partnership Affiliates”). Each of the 2023 Partnership Affiliates may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) the securities directly beneficially owned by the 2023 Partnership.
The principal business address for all entities referenced in this footnote is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

(4)Information herein is based on Schedule 13G filed with the SEC on October 4, 2024 by Bristol-Myers Squibb Company. The address of Bristol-Myers Squibb Company is Route 206 & Province Line Road, Princeton, NJ 08543.
(5)Information herein is based on Schedule 13G/A filed with the SEC on November 12, 2024 by FMR LLC. Abigail P. Johnson is a director, the chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(6)Information herein is based on Schedule 13G/A filed with the SEC on February 14, 2025 by Newpath Partners, L.P., Newpath GP, L.P., Newpath GP, LLC and Thomas Cahill. Newpath Partners L.P. directly holds 6,105,679 shares of common stock. Newpath Partners GP, L.P. is the general partner of Newpath Partners L.P. Newpath Partners GP, LLC is the general partner of Newpath Partners GP, L.P. Mr. Cahill, a member of our board of directors, is the managing member of Newpath GP LLC.
The address of all entities and Mr. Cahill referenced in this footnote is 800 Boylston Street, Suite 2222, Boston, Massachusetts 02199.
(7)Consists of: (a) 2,310,837 shares of common stock held by Dr. Gottesdiener, (b) 627,440 shares of common stock underlying options exercisable within 60 days of March 31, 2025, (c) 50,241 shares of common stock held by Dr. Gottesdiener’s spouse, (d) 682,259 shares of common stock held by the Coolidge GST Trust-2022 (the “Coolidge Trust Shares”), and (e) 1,317,741 shares of common stock held by the Gottesdiener Family GST Trust (the “Gottesdiener Family Trust Shares”). Dr. Gottesdiener disclaims beneficial ownership of the Coolidge Trust Shares and the Gottesdiener Family Trust Shares.
(8)Consists entirely of shares of common stock underlying options exercisable within 60 days of March 31, 2025.
(9)Consists of: (a) 965,001 shares of common stock held by Dr. Duffield, and (b) 182,422 shares of common stock underlying options exercisable within 60 days of March 31, 2025.
(10)Includes 39,062 shares of common stock underlying options exercisable within 60 days of March 31, 2025.
(11)Consists of: (a) 39,062 shares of common stock underlying options exercisable within 60 days of March 31, 2025 and (b) 16,080 shares of common stock held by a trust for the benefit of Mr. Nelsen’s family members.

GENERAL MATTERS
Stockholder Proposals for 2026 Annual Meeting
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Secretary, at Prime Medicine, Inc. no later than December 23, 2025, which is 120 days prior to April 22, 2026. Stockholder proposals should be addressed to 60 First Street, Cambridge, MA 02141.
Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary, Prime Medicine, Inc. Stockholder nominations should be addressed to the Secretary, Prime Medicine, Inc., 60 First Street, Cambridge, MA 02141. To be timely for the 2026 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not before February 4, 2026 or after March 6, 2026, which is not more than one hundred twenty (120) days, and not less than ninety (90) days before the anniversary date of the preceding annual meeting, except that if the 2026 annual meeting of stockholders is more than thirty (30) days before or sixty (60) days after the anniversary date of the previous year’s annual meeting, we must receive the notice not later than ninety (90) days prior to the annual meeting date or the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2026 annual meeting.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).
Annual Report
Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of our Company’s annual report to stockholders a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, except for exhibits.
Please address all requests to:
Prime Medicine, Inc.
Attn: Secretary
60 First Street
Cambridge, MA 02141
Householding of Proxy Materials
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written or oral request by sending a notification to our Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also access any document we file with the SEC on our website at or in the “SEC Filings” tab of the “Investor Center” section of our website at www.primemedicine.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement, and you should not consider that information a part of this proxy statement.
You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 22, 2025. You should not assume that the information contained in this document is accurate as of any date other than that date, and the provision of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

prime_
medicine

PRIME MEDICINE, INC.
60 FIRST STREET
CAMBRIDGE, MA 02141

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRIME2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions by 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted by mail must be received by June 3, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70757-P28496 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRIME MEDICINE, INC.

The Board of Directors recommends you vote FOR the following proposal:

	For All	Withhold All	For All Except
1. To elect Thomas Cahill, M.D., Ph.D. and Robert Nelsen as Class III Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas Cahill, M.D., Ph.D.
02) Robert Nelsen

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V70758-P28496

PRIME MEDICINE, INC.
2025 ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2025 2:00 PM ET
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Keith Gottesdiener and Allan Reine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRIME MEDICINE, INC. that the undersigned stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 2:00 p.m. ET on June 4, 2025, virtually at www.virtualshareholdermeeting.com/PRME2025 and at any continuations, adjournments, and postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side